                                                                  Exhibit 99.05

Canadian Imperial Bank of Commerce
Commerce Court West, 7th Floor
Toronto, Ontario
M5H 3T7


Dear Sirs:

   Re:  Registration Rights
   ------------------------

   Reference is made to a registration rights undertaking made by Hollinger Inc. in favour of Canadian Imperial Bank of Commerce ("CIBC") dated October 13, 1995 (the "1995 Agreement") and attached hereto as Schedule A and a registration rights undertaking dated February 29, 1996 (the "1996 Agreement") made by Hollinger Inc. and 1159670 Ontario Limited ("Ontario") in favour of CIBC, The Toronto-Dominion Bank and the Bank of Nova Scotia and attached hereto as Schedule B.

   Each of the undersigned agree that the 1995 Agreement is hereby amended as follows:

  (i) Clause (i), (ii) and (iii) of the first full paragraph of page 2 shall be deleted and the following substituted therefor:

         "(i) Hollinger or Ontario or the U.S. Subsidiary is in default under any present or future indebtedness or liabilities to the Bank secured by the Pledged Securities, (ii) you have or intend to effect foreclosure upon the Pledged Securities in accordance with your rights under any applicable security documents or to exercise your power of sale rights under any applicable security documents, as follows:".

  (ii) The fourth line of page 2 shall be amended by adding immediately after the word "Hollinger" the following ", the U.S. Subsidiary or 1159670 Ontario Limited ("Ontario").

  (iii) The last full paragraph of the 1995 Agreement shall be deleted in its entirety.

   Each of the undersigned agree that the 1996 Agreement is hereby amended vis-a-vis the undersigned and CIBC as follows:

  (i) The definition of "Pledged Shares" shall be amended to include 7,539,028 shares of Class A Common Stock pledged by 3184081 Canada Limited ("Canada") to CIBC pursuant to a securities pledge agreement dated on or about the date hereof, such shares having been transferred directly or indirectly, by Hollinger to Canada subject to the 1995 Pledge (as defined in the 1996 Agreement).

  (ii) All references to "Hollinger and Ontario" shall be deemed to be references to "Hollinger, Ontario, Canada and the U.S. Subsidiary".

  (iii) All references to "Hollinger Inc. or its subsidiaries" shall be deemed to be references to "Hollinger, Ontario, Canada and the U.S. Subsidiary or their respective subsidiaries".

  (iv) All references to the "Banks" shall be deemed to be references to the "Banks (including CIBC)".

  (v) The last full paragraph of page 2 shall be amended by inserting immediately after the "," in the second line, the following: "and the U.S. Subsidiary agrees to effect".

  (vi) The registration referred to in the last full paragraph of page 2 and the last full paragraph of page 3 shall be effected no later that 90 days following the 29th day of February, 1996 provided that any amendment to such registration required to effect a registration which extends to the 7,539,028 shares of Class A Common Stock pledged by Canada as referred to above shall be effected within 60 days of the date hereof.

  (vii) The last paragraph of the 1996 Agreement shall be amended by (1) adding "and the pledge by Ontario of 14,990,000 shares of Class B Common Stock to the Bank pursuant to a securities pledge agreement made by Ontario on or about the date hereof" immediately after the "," in the third line,
        (2) adding "as amended by this Agreement" after "1995" in the third line; and (3) by deleting the reference to Hollinger in the first line on page 5 and substituting therefore "Hollinger, Ontario and the U.S. subsidiary".

                               DATED May 24, 1996


HOLLINGER INC.                           HOLLINGER INTERNATIONAL INC.

By:  /s/  C.G. COWAN                     By:  /s/  C.G. COWAN
    ------------------------                 -------------------------


1159670 ONTARIO LIMITED                  3184081 CANADA LIMITED

By:  /s/  C.G. COWAN                     By:  /s/  C.G. COWAN
    ------------------------                 -------------------------

                                   Schedule A


                                   Hollinger


                                                       Telephone: (416) 363-8721
                                                             Fax: (416) 364-2088


                                October 13, 1995


Canadian Imperial Bank of Commerce
Commerce Court
Toronto, Canada M5H 3T7

   Re:  Registration Rights Undertaking
        -------------------------------

Gentlemen:

   Upon consummation of the transactions contemplated by the Share Exchange Agreement dated as of July 19, 1995 ("Share Exchange Agreement") between Hollinger Inc. ("Hollinger") and Hollinger International Inc., a Delaware corporation formerly named American Publishing Company (the "U.S. Subsidiary"), Hollinger owns, as of the date hereof, the following securities issued by the U.S. Subsidiary:

      (i) 33, 610, 754 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock");

      (ii) 14,990,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"); and

      (iii) 739,500 shares of non-voting Series A Redeemable Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock").

   This is to confirm our understanding and agreement with respect to certain registration rights relating to the above shares of Class A Common Stock, the above shares of Class B Common Stock (and the shares of Class A Common Stock into which the Class B Common Stock is automatically convertible upon transfer of such shares to you pursuant to the terms of the Restated Certificate of Incorporation, as amended, of the U.S.

Canadian Imperial Bank of Commerce
October 13, 1995
Page 2


Subsidiary), and the shares of Class A Common Stock into which the above shares of Series A Preferred Stock are convertible (collectively, the "Pledged Securities"), which have been pledged to you to secure indebtedness of Hollinger and certain affiliated companies now or hereafter outstanding under existing agreements or arrangements. The Pledged Securities are "restricted securities" within the meaning of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or disposed of in the absence of registration under the Securities Act or an exemption thereunder.

   Accordingly, Hollinger, intending to be legally bound, agrees, if but only if (i) Hollinger is in default on indebtedness now or hereafter outstanding under existing agreements or arrangements and secured by the Pledged Securities, (ii) you have effected foreclosure upon the Pledged Securities in accordance with applicable law, and (iii) as a result you have duly become the record owner of the Pledged Securities, as follows: upon written request from you, Hollinger agrees to use its reasonable best efforts to cause the U.S. Subsidiary to effect, at the earliest possible date, the registration under the Securities Act of all or part of the Pledged Securities (but not less than 5,000,000 shares of Class A Common Stock of the U.S. Subsidiary); provided, however, that if the transaction to sell Pledged Securities referred to in your written request may be accomplished pursuant to an applicable exemption from registration under the Securities Act, Hollinger shall not be required to cause the U.S. Subsidiary to effect the registration of such Pledged Securities. Registration shall be on such appropriate form of the Securities Exchange Commission as shall be reasonably selected by the U.S. Subsidiary.
Registration may be effected, if requested, by means of a "shelf registration" pursuant to Rule 415 under the Securities Act (but only if the U.S. Subsidiary is then eligible to use a shelf registration and the appropriate registration form is then available to the U.S. Subsidiary). Hollinger will pay all registration expenses (other than any underwriting discounts or commissions) in connection with a registration requested hereunder.

   It is understood and agreed that this undertaking by Hollinger to use its reasonable best efforts to cause the registration of the Pledged Securities by the U.S. Subsidiary is subject to (i) compliance by Hollinger with its obligations under the Share Exchange Agreement (including without limitation Sections 5(h) and 5(i) thereof), and (ii) such other terms,

Canadian Imperial Bank of Commerce
October 13, 1995
Page 3


provisions and procedures which would customarily be contained in a standard registration rights agreement.

                                           Very truly yours,

                                           Hollinger Inc.

                                           /s/ CHARLES G. COWAN
Acknowledged and agreed to this            ------------------------
13th day of October, 1995.                 Vice-President &
                                           Secretary


CANADIAN IMPERIAL BANK OF COMMERCE

By   /s/ PHILIP BASSETT
     --------------------------------
Title  Director
     --------------------------------

                                   Schedule B


                                 HOLLINGER INC.


                                                               February 29, 1996


Canadian Imperial Bank of Commerce
Commerce Court West, 7th Floor
Toronto, Canada M5H 3T7

The Toronto-Dominion Bank
55 King Street West, 8th Floor
Toronto, Canada M5K 1H1

The Bank of Nova Scotia
44 King Street West, 16th Floor
Toronto, Canada M5H 1H1

   Re:   Registration Rights
         -------------------

Gentlemen:

   Hollinger Inc. and certain of its subsidiaries ("Hollinger") own, as of the date hereof, the following securities issued by Hollinger International Inc., a Delaware corporation (the "U.S. Subsidiary"):

      (i) 33,610,754 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock");

     (ii) 14,900,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"); and

     (iii) 739,500 shares of non-voting Series A Redeemable Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock").

   All the foregoing securities are currently pledged to Canadian Imperial Bank of Commerce ("CIBC") pursuant to a Hypothecation of Specific Securities dated October 13, 1995 made by Hollinger in favor of CIBC (the "1995 Pledge") to secure obligations of Hollinger Inc. to CIBC, subject to the following actions which are effective as of the date hereof:

     (x) Hollinger Inc. and CIBC have agreed, in connection with the execution and delivery of a new bank credit facility in the amount of Cdn.$90 million ("New Bank Facility"), to permit the transfer of up to 16,000,000 shares of Class A Common Stock and 14,990,000 shares of Class B Common Stock

Canadian Imperial Bank of Commerce
The Toronto-Dominion Bank
The Bank of Nova Scotia
February 29, 1996
Page 2


   owned by Hollinger Inc. to 1159670 Ontario Limited ("Ontario"), a wholly-owned subsidiary of Hollinger Inc., subject to the 1995 Pledge, and to cause Ontario to pledge up to 16,000,000 shares of Class A Common Stock to CIBC as Agent for itself and The Toronto-Dominion Bank and Bank of Nova Scotia (collectively, the "Banks") to secure Ontario's obligations under the New Bank Facility;

     (y) All remaining outstanding shares of Class A Common Stock owned by Hollinger Inc., together with the Series A Preferred Stock owned by Hollinger Inc., will continue to be subject to pledge to CIBC pursuant to the 1995 Pledge.

All shares of Class A Common Stock owned by Hollinger Inc. or Ontario or 3184081 Canada Limited and subject to pledge are hereinafter called the "Pledged Shares".

   This is to confirm our understanding and agreement with respect to certain registration rights relating to the Pledged Shares. The Pledged Shares are "restricted securities " within the meaning of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or disposed of in the absence of registration under the Securities Act or an exemption thereunder. The Banks acknowledge that they do not possess the Pledged Shares with a view to any sale or distribution thereof within the meaning of the Securities Act and the rules and regulations thereunder.

   The Banks confirm that they have had access to all information concerning the business and financial condition of the U.S. Subsidiary that each of the Banks requires. Without limiting the foregoing, the Banks have been provided copies of the principal organizational documents of the U.S. Subsidiary, including the Restated Certificate of Incorporation, as filed on May 10, 1994 with the Secretary of State of Delaware, the Certificate of Amendment of Restated Certificate of Incorporation as filed on October 13, 1995.

   Accordingly, each of Hollinger and Ontario, intending to be legally bound, agrees to use its reasonable best efforts to cause the U.S. Subsidiary to effect, at the earliest possible date (but in any case not later than 90 days following the date of this agreement) the registration under the Securities Act of all of the Pledged Shares. Registration shall be effected by means of a "shelf registration" pursuant to Rule 415 under the Securities Act. Hollinger will pay all registration expenses (other than any underwriting discounts or commissions) in connection with the registration requested hereunder. All selling expenses related to the Pledged Shares, including reasonable internal costs and expenses incurred by each of you, shall be borne by Hollinger and Ontario.

   The U.S. Subsidiary may terminate such registration (x) 30 days after the date the Banks no longer hold shares of Class A Common Stock exceeding in the aggregate one percent

Canadian Imperial Bank of Commerce
The Toronto-Dominion Bank
The Bank of Nova Scotia
February 29, 1996
Page 3


of the outstanding shares of Class A Common Stock (and securities convertible into Class A Common Stock) or (y) such earlier date which concludes the holding period for Class A Common Stock held by persons that are not deemed to be "affiliates" of the U.S. Subsidiary as specified in Rule 144 promulgated by the U.S. Securities and Exchange Commission ("Commission") as then in effect. In addition, upon the payment or satisfaction in full of the obligations of Hollinger Inc. or its subsidiaries, as the case may be, to the Banks under all credit arrangements secured by the Pledged Shares and the termination of such credit arrangements, the U.S. Subsidiary may terminate such registration.

   In connection with the registration and any subsequent offers and sales of the Pledged Shares pursuant thereto, each of you shall furnish to the U.S. Subsidiary such information regarding the Pledged Shares to be owned by you after default by Hollinger under the obligations secured by such shares, the lending arrangements and other circumstances related to the Pledged Shares, the distribution proposed by you and other related matters as the U.S. Subsidiary may request and as shall be required in connection with the registration, qualification or compliance with the Securities Act and applicable state securities laws.

   Each of you covenants that you will comply with the prospectus delivery requirements of the Securities Act with respect to the registration statement to be filed pursuant to this letter agreement. Furthermore, each of you agrees to make customary representations and warranties to Hollinger and the U.S. Subsidiary and the underwriters, agents, or distributors, if any, in form, substance and scope as are customarily made as to ownership of stock by selling stockholders in underwritten public offerings, but you shall not be required to make any representation or warranty as to the accuracy or completeness of the registration statement (except for written information furnished to the U.S. Subsidiary expressly for use therein). In addition, each of you agrees that you will refrain from offering for sale or selling any Pledged Shares if you are not notified by Hollinger or the U.S. Subsidiary that the registration statement is not accurate or is not complete in all material respects, and Hollinger shall notify you of any material fact or change which results in the registration statement not being accurate or complete in all material respects from time to time as any such fact or change occurs. You may make sales of the Pledged Shares after notification by the U.S. Subsidiary that the registration statement is current or, based on an opinion of counsel for the U.S. Subsidiary, that the Pledged Shares could be sold in compliance with the Securities Act and the Securities Exchange Act of 1934, as amended, without disclosure of any nonpublic information which may be the subject of the notification.

   With respect to the Class B Common Stock and the Series A Preferred Stock of the U.S. Subsidiary owned by Hollinger or Ontario which are subject to the 1995 Pledge, the registration rights undertaking by Hollinger dated October 13, 1995 shall

Canadian Imperial Bank of Commerce
The Toronto-Dominion Bank
The Bank of Nova Scotia
February 29, 1996
Page 4


remain in full force and effect and Hollinger and CIBC agree to remain bound by its terms.

                                           Very truly yours,

                                           HOLLINGER INC.

                                           By  /s/ PETER Y. ATKINSON
                                               --------------------------


                                           1159670 ONTARIO LIMITED

                                           By  /s/ PETER Y. ATKINSON
                                               --------------------------


Acknowledged and agreed to this
29th day of February, 1996.

CANADIAN IMPERIAL BANK OF COMMERCE

By /s/ STEVEN SLOANE
   ----------------------------------
Title
      -------------------------------


THE TORONTO-DOMINION BANK

By /s/ MICHAEL COLLINS
   ----------------------------------

   /s/ JOHN COOMBS
   ----------------------------------

Title
      -------------------------------


THE BANK OF NOVA SCOTIA

By /s/ KEN LEHNER
   ----------------------------------
Title
      -------------------------------